               CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES
                                  EXHIBIT 11
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE


                                                                              For the Years Ended December 31,
                                                               ----------------------------------------------------------------
                  Item                                                1996                   1995                  1994
                  ----                                         -------------------    ------------------    -------------------
Shares issued at beginning of year                                      3,721,589             3,668,791              3,605,152
Treasury stock at beginning of year                                             0               (15,609)               (30,084)
Sale of treasury stock                                                          0                15,609                 14,475
Issuance of common stock for dividend reinvestment plan                    33,926                38,660                 30,928
Issuance of common stock pursuant to USI restricted stock
   award agreements                                                        21,859                14,138                 32,418
Issuance of common stock for conversion of debentures                         881                     0                    293
Exercised stock options                                                     1,863                     0                      0
Sale of stock to Company's Retirement Savings Plan                         20,398                     0                      0
                                                               -------------------    ------------------    -------------------
Shares outstanding at end of year                                       3,800,516             3,721,589              3,653,182
                                                               ===================    ==================    ===================
Primary earnings per share calculation:
     Weighted average number of shares                                  3,793,467             3,701,891              3,632,413
                                                               -------------------    ------------------    -------------------
     Consolidated net income                                           $6,910,428            $7,236,695             $4,459,922
                                                               -------------------    ------------------    -------------------
     Primary earnings per share                                             $1.82                 $1.95                  $1.23
                                                               -------------------    ------------------    -------------------
Fully diluted earnings per share calculation:
     Weighted average number of shares                                  3,794,306             3,701,891              3,632,413
     Contingent shares related to assumed conversion of
        convertible debt                                                  242,742               248,833                255,777
                                                               -------------------    ------------------    -------------------
     Weighted average number of shares assuming full dilution           4,037,048             3,950,724              3,888,190
                                                               -------------------    ------------------    -------------------
Adjusted income
     Net income                                                        $6,910,428            $7,236,695             $4,459,922
     Interest on convertible debt                                         340,697               349,251                358,998
     Less:  Applicable income taxes                                      (132,872)             (136,208)              (140,009)
                                                               -------------------    ------------------    -------------------
Adjusted net income                                                    $7,118,253            $7,449,738             $4,678,911
                                                               -------------------    ------------------    -------------------
Fully-diluted earnings per share                                            $1.76                 $1.89                  $1.20 *
                                                               ===================    ==================    ===================

Notes:
* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.